Exhibit T3B.65

UNO OF DANBURY, INC.

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BY LAWS
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ARTICLE I

OFFICES

Section 1.                      The principal office shall be located in West Roxbury, Massachusetts.

Section 2.                      The corporation may also have offices at such other places both within and without the State of Connecticut as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

ANNUAL MEETINGS OF SHAREHOLDERS

Section 1.                      All meetings of shareholders for the election of directors shall be held at such place as may be fixed from time to time by the board of directors.

Section 2.                      Annual meetings of shareholders, commencing with the year 2002, shall be held on the 2nd Wednesday in February, if not a legal holiday, and if a legal holiday, then on the next secular day following at which time they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3.                      Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail or otherwise as set forth in these bylaws, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

ARTICLE III

SPECIAL MEETINGS OF SHAREHOLDERS

Section 1.                      Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Connecticut as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.                      Special meetings of shareholders may be called at any time, for any purpose or purposes, by the board of directors or by such other persons as may be authorized by law.

Section 3.                      Written or printed notice of a special meeting stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail or otherwise as set forth in these bylaws, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

Section 4.                      The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

ARTICLE IV

QUORUM AND VOTING OF STOCK

Section 1.                      The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law or by the certificate of incorporation.  If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.                      If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the certificate of incorporation.

Section 3.                      Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.  A shareholder may vote either in person or by proxy authorized in accordance with law.

[If directors are to be elected by cumulative voting use the following paragraph]

In all elections for directors, every shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares of stock owned by him, for as many persons as there are directors to be elected, or to cumulate the vote of said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares of stock shall equal, or to distribute the votes on the same principle among as many candidates as he may see fit; provided, however, that this right of cumulative voting may be exercised only if (1) the meeting notice or proxy statement accompanying the notice states conspicuously that cumulative voting is authorized, or (2) a shareholder, intending to cumulate his votes, shall have delivered to the corporation not less than forty-eight hours before the time fixed for the meeting, a written notice stating that he intends to cumulate his votes at such meeting, and if one shareholder gives such notice, all shareholders in the same voting group participating in the election shall be entitled to cumulate their votes without giving further notice.

Section 4.                      Any action which may be taken at a meeting of shareholders may be taken without a meeting as follows: (1) By one or more consents in writing, setting forth the action so taken or to be taken, bearing the date of signature and signed by all of the persons who would be entitled to vote upon such action at a meeting, or by their duly authorized attorneys, or (2) if the certificate of incorporation so provides, by one or more consents in writing, bearing the date of signature and setting forth the action to be taken, signed by persons holding such designated proportion, not less than a majority, of the voting power of shares, or of the shares of any particular class, entitled to vote thereon or to take such action, as may be provided in the certificate of incorporation, or their duly authorized attorneys; except that directors may not be elected by action of shareholders without a meeting of shareholders other than by unanimous written consent, or pursuant to a plan of merger.  If action is proposed to be taken by written consent of less than all of such persons, or their duly authorized attorneys, notice in writing of such proposed action shall be given to each person who would be entitled to vote thereon at a meeting held for that purpose.  Such notice shall be given in the manner of giving notice of a meeting of shareholders not less than twenty days nor more than fifty days before the date any such consents are to become effective.  No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest date appearing on a consent delivered to the corporation in manner required by law, written consents signed by shareholders sufficient in number to take corporate action are received by the corporation.

Section 5.                      The board of directors may appoint one or more inspectors to act at a meeting of shareholders and make a written report of the inspectors’ determinations.  However, if the corporation has any shares listed on a national securities exchange or regularly traded in a market maintained by one or more members of a national or affiliated securities association, one or more inspectors shall be appointed as provided herein.

ARTICLE V

DIRECTORS

Section 1.                      The number of directors shall be three (3).  Directors need not be residents of the State of Connecticut nor shareholders of the corporation.  The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified.  The first board of directors shall hold office until the first annual meeting of shareholders.

Section 2.                      Unless otherwise provided by the certificate of incorporation, any vacancy occurring in the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled: (1) by the shareholders; (2) by the board of directors; or (3) if the directors remaining in office constitute less than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of the directors remaining in office.

If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

A vacancy that will occur at a specific later date, by reason of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

Section 3.                      The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

Section 4.                      The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of Connecticut, at such place or places as they may from time to time determine.

Section 5.                      The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

ARTICLE VI

MEETINGS OF THE BOARD OF DIRECTORS

Section 1.                      Meetings of the board of directors, regular or special, may be held either within or without the State of Connecticut.

Section 2.                      The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

Section 3.                      Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

Section 4.                      Special meetings of the board of directors may be called by the president on to each director, either personally or by mail or otherwise as set forth in these bylaws; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

Section 5.                      A director’s attendance at or participation in any meeting waives any required notice to him of such meeting unless the director at the beginning of the meeting, or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 6.                      A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the certificate of incorporation.   The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by law or by the certificate of incorporation.  If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7.  Except to the extent that the certificate of incorporation or these bylaws specifically require that action by the board of directors be taken only at a meeting, any action required or permitted to be taken by the board of directors may be taken without a meeting if each director signs a consent describing the action taken or to be taken and delivers it to the corporation.

ARTICLE VII

EXECUTIVE COMMITTEE

Section 1.                      Unless the certificate of incorporation, these bylaws or a provision of law provides otherwise, the board of directors, by resolution adopted by a majority of the number of directors fixed by the bylaws or otherwise, may designate one or more directors to constitute an executive committee, which committee, to the extent provided in the certificate of incorporation, these bylaws or such resolution, shall have and exercise all of the powers of the board of directors in the management of the corporation.  Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors.  The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

ARTICLE VIII

NOTICES

Section 1.                      Whenever, under the provisions of law or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or shareholder, it shall be construed to mean written notice unless oral notice is reasonable under the circumstances.  Notice by electronic transmission is written notice.  Notice may be communicated in person, by mail or other method of delivery, or by telephone, voice mail or other electronic means.  If these forms of personal notice are impractical, notice may be communicated by a newspaper of general circulation in the area where published or by radio, television or other form of public broadcast.  Written notice to a shareholder, if in a comprehensible form, is effective (1) upon deposit in the United States mail, as evidenced by the postmark, if mailed postage prepaid and correctly addressed to the shareholders address shown in the corporation’s current record of shareholders, or (2) when electronically transmitted to the shareholder in a manner authorized by the shareholder.

Except as provided above, written notice, if in a comprehensible form, is effective at the earliest of the following: (1) when received; (2) five days after its deposit in the United States mail, if mailed postage prepaid and correctly addressed; or (3) on the date shown on the return receipt, if sent by registered or certified mail or a commercial delivery service, return receipt requested, and the receipt is signed by or on behalf of the addressee.

Section 2.                      Whenever any notice whatever is required to be given under the provisions of law or under the provisions of the certificate of incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE IX

OFFICERS

Section 1.                      The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer.  The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

Section 2.                      The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.

Section 3.                      The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 4.                      The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5.                      The officers of the corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors.  Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

THE PRESIDENT

Section 6.                      The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

Section 7.                      He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE-PRESIDENTS

Section 8.                      The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 9.                      The secretary shall attend all meetings of the board of

directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be.  He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary.  The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 10.                      The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 11.                      The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 12.                      He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 13.                      If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 14.                      The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or. disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE X

CERTIFICATES FOR SHARES

Section 1.                      The shares of the corporation may but need not be represented by certificates.  If the shares are represented by certificates, they shall be signed by the president or a vice-president and the secretary or an assistant secretary or the treasurer or an assistant treasurer of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.  When the corporation is authorized to issue different classes of shares or different series within a class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and the variations in the rights, preferences and limitations determined for each series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine variations for future series.

Section 2.                      The signatures of the officers of the corporation upon a certificate may be facsimiles.  In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

LOST CERTIFICATES

Section 3.                      The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed.  When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFERS OF SHARES

Section 4.                      Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

CLOSING OF TRANSFER BOOKS

Section 5.                      For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy days.  If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days, immediately preceding such meeting.  In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the meeting or action requiring a determination of shareholders.  If the stock transfer books are not closed and no record date is fixed, the determination of shareholders entitled to notice of or to vote at a meeting, or to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the board of directors fixes a new record date, which it must do if adjournment is to a day more than one hundred twenty days after the date fixed for the original meeting.

REGISTERED SHAREHOLDERS

Section 6.                      The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Connecticut.

LIST OF SHAREHOLDERS

Section 7.                      After fixing the record date for a meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders’ meeting, which list (1) shall be arranged by voting group and within each voting group by class or series of shares, and shall show the address of and number of shares held by each shareholder; (2) shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held; and (3) shall be made available by the corporation at the meeting, any shareholder (or his agent or attorney) being entitled to inspect the list at any time during the meeting or any adjournment.

ARTICLE XI

GENERAL PROVISIONS

DIVIDENDS

Section 1.                      Subject to the provisions of the certificate of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the certificate of incorporation.

Section 2.                      Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 3.                      All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 4.                      The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

Section 5.                      The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Connecticut”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XII

AMENDMENTS

Section 1.                      These bylaws may be altered, amended or repealed by the shareholders, and by the directors unless (1) the certificate of incorporation or law reserves this power exclusively to the shareholders in whole or in part; or (2) the shareholders, in amending or repealing a particular bylaw, provide expressly that the board of directors may not amend or repeal that bylaw.